UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference into this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Amended and Restated Contribution Agreement – Sheraton Hotel Chicago Northbrook – Northbrook, Illinois

As previously disclosed in a Current Report on Form 8-K filed by Lodging Fund REIT III, Inc. (the “Company”) on September 24, 2021, the Company, through its operating partnership subsidiary Lodging Fund REIT III OP, LP (the “Operating Partnership”), entered into a Legendary Equity Preservation UPREIT (Pat. Pend.) Contribution Agreement with APF - Northbrook, LLC (the “Contributor”), dated as of September 20, 2021 (“the Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 160-room Sheraton Hotel Chicago Northbrook hotel in Northbrook, Illinois (the “Sheraton Northbrook”) to the Operating Partnership.  The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC (the “Advisor”), the Company’s external advisor. On December 3, 2021, the Operating Partnership and the Contributor entered into an Amended & Restated Contribution Agreement (the “Amended Contribution Agreement”) which amended and restated the Contribution Agreement. The aggregate contractual consideration under the Amended Contribution Agreement is $11,305,000 plus closing costs, subject to adjustment as provided in the Amended Contribution Agreement. The consideration consists of a new loan entered into by subsidiaries of the Operating Partnership with Access Point Financial, LLC (the “Lender”) of $3.7 million secured by the Sheraton Northbook (described in Item 2.03 below), the proceeds of which were used to pay off the existing loan obtained by the Contributor and secured by the Sheraton Northbrook (the “Existing Loan”), the issuance by the Operating Partnership of 608,400 Series T Limited Units of the Operating Partnership and 152,100 Common Limited Partnership Units of the Operating Partnership.

Pursuant to the Amended Contribution Agreement, the parties entered into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of the Series T Limited Units to the Contributor. Such Series T Limited Units will be entitled to annual cash distributions of up to 2.1% of the unit value for the second year after closing and up to 2.45% of the unit value for the third year after closing, depending upon the net operating income (“NOI”) of the Sheraton Northbrook during each such applicable year. The Series T Limited Units will convert into Common Limited Units of the Operating Partnership beginning 36 months, or at the option of the Contributor, up to 48 months, after the closing, or upon the sale of the Sheraton Northbrook or substantially all of the Operating Partnership’s assets. The number of Common Limited Units to be issued to the Contributor upon conversion will be based upon a capitalization rate applied to the then-current trailing 12-month NOI of the Sheraton Northbrook, plus up to 50% of the replacement reserve defined in the loan documents at closing to the extent such amount does not exceed 50% of the property improvement plan (“PIP”), less amounts incurred or accrued by the Operating Partnership for (i) up to $100,000 contribution towards reasonable, documented, out-of-pocket closing costs, (ii) the unpaid principal balance of the initial $3.7 million loan advance and any additional loan advances to the extent used to pay PIP costs, (iii) loan assumption fees and related expenses, (iv) if applicable, costs of defeasance and related expenses, (v) PIP, whether or not incurred, except and excluding any portion of the PIP paid for out of loan advances, and if not incurred, in the amount of a third party PIP estimate provided by the Operating Partnership at time of conversion, and in the event the Contributor objects to the Operating Partnership’s third party PIP estimate, then a PIP estimate provided by a mutually agreed upon third party, provided that the amount of the PIP if not incurred will not be taken into account in this formula in the event a conversion occurs based on the sale of the Property or all or substantially all of the Operating Partnership’s assets; and capital expenditures, (vi) operating cash infused by the Operating Partnership, (vii) any shortfall of the 8% minimum cumulative yield on the Company’s invested capital, and (viii) any other unrealized or unreimbursed reasonable, documented, out-of-pocket costs of operating the Sheraton Northbrook, calculated pursuant to the terms of the Amended Contribution Agreement, which may be higher or lower than the initial valuation.

Acquisition of Sheraton Northbrook

On December 3, 2021, the Contributor contributed the Sheraton Northbrook to the Operating Partnership for the contribution consideration described above. The Company funded the acquisition of the Sheraton Northbrook with proceeds from the Company’s ongoing private offering, Series T and Common Limited Partnership Units issued to the Contributor as described above, and a new loan secured by the Sheraton Northbrook (described above and discussed in more detail in Item 2.03 below).

Management of Sheraton Northbrook

On December 3, 2021, the Company, through its subsidiary LF3 Northbrook TRS, LLC (the “TRS Subsidiary”), entered into a Management Agreement with NHS, LLC dba National Hospitality Services (“NHS”), an affiliate of the Advisor which is wholly-owned by Norman Leslie, a director and executive officer of the Company and a principal of the Advisor, to provide property management and hotel operations management services for the Sheraton Northbrook. The agreement has an initial term expiring on December 31, 2026, which automatically renews for a period of five years on each successive five-year period, unless terminated in accordance with its terms. NHS earns a monthly base management fee for property management services equal to 3% of gross revenue, an accounting fee of $14.00 per room for accounting services, payable monthly, and an administrative fee equal to 0.60% of gross revenues for administrative and other services. The Company also reimburses NHS for certain costs of operating the property incurred on behalf of the Company. All reimbursements are paid to NHS at cost, and the agreement can be terminated at any time without liquidated damages.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

On December 3, 2021, in connection with the contribution of the Sheraton Northbrook to the Operating Partnership, and pursuant to the Loan Agreement, dated as of December 3, 2021 (the “Loan Agreement”), the LF3 Northbrook, LLC and TRS Subsidiary (collectively, the “Borrower”) entered into a new loan with Access Point Financial, LLC, (the “Lender”), which is secured by the Sheraton Northbrook (the “Sheraton Northbrook Loan”). The loan is for a principal amount of up to $6.45 million, of which only $3.7 million has been advanced as of the date hereof. The remaining $2.75 million is available as a loan for property improvement plan expenditures pursuant to the terms of the loan agreement. The Sheraton Northbrook Loan is evidenced by a promissory note and has a fluctuating interest rate equal to the greater of the 30-day LIBOR rate, or an equivalent rate as determined by the Lender (the “index”) plus 6.25% per annum, provided that in no event shall the index be less than 0.75%. This equates to a minimum interest rate of 7.0% per annum. The Sheraton Northbrook Loan matures December 5, 2024, which may be extended by the Borrower for two additional one-year terms upon satisfaction of certain conditions contained in the Loan Agreement, including no then-existing event of default, satisfaction of certain financial covenants and payment of an extension fee, as set forth in the promissory note. The Sheraton Northbrook Loan requires monthly payments of interest-only throughout the term, with the outstanding principal and interest due at maturity. After January 5, 2023, the Borrower has the right to prepay the Sheraton Northbrook Loan in full at any time with an exit fee equal to 2.0% of the original principal balance. The Loan Agreement requires Borrower to fund a cash management account, an FF&E reserve and debt service reserve account at closing.  The debt service reserve account must remain in place until satisfaction of a minimum debt service coverage ratio as set forth in the loan agreement.

The Loan Agreement contains customary events of default, including payment defaults.  If an event of default occurs under the Loan Agreement, the Lender may accelerate the repayment of amounts outstanding under the Loan Agreement and exercise other remedies subject, in certain instances, to the expiration of applicable cure periods.

Pursuant to the Loan Agreement, the Operating Partnership entered into a Guaranty (the “OP Guaranty”) with the Lender to guarantee payment when due of the loan amount and the performance of the agreements of Borrower contained in the loan documents, as further described in the OP Guaranty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: December 9, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary